UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 13, 2000
                                                         -----------------


                                    CBQ, Inc.
             (Exact name of registrant as specified in its charter)




          Colorado                      0-28831                  84-1047159
          ---------                     -------                  ----------
(State or other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                 Number)             Identification No.)




                 48 S.W. 16th Street, Dania Beach, Florida 33004
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)





        Registrant's telephone number, including area code (954) 927-0034
                                                           --------------




                                       N/A
         (Former name or former address, if changed since last report.)





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Item 4.  Change in Registrant's Certifying Accountant.

        On October 17, 2000, the Company accepted the resignation of Halliburton, Hunter & Associates as the independent accountants of the Company, and appointed Grant Thornton LLP as the independent accountants. The Company had no disagreement with its former accountants on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountants to make reference in its report upon the subject matter of the disagreement. Further, the former principal accountants' report on the financial statements dd not contain an adverse opinion or a disclaimer of opinion or qualification as to audit scope or accounting principle. The decision to accept the resignation of Halliburton, Hunter & Associates and the appointment of Grant Thornton LLP as the Registrant's independent accountants was approved by the full Board of Directors since the Company has no audit or similar committee. The original of the resignation letter of the former accountants is on file with the Company. A copy of this letter is included as Exhibit 1 of the Form 8K filed November 15, 2000.


                                          SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CBQ, Inc.


Date: February 28, 2002                     By:    /s/ W. Steven Garrett
                                               --------------------------------
                                               W. Steven Garrett, President/CEO




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